Exhibit 10.40

FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease made as of this 20th day of May 1999, by and between Connecticut General Life Insurance Company on behalf of its Separate Account R ("Landlord") and Object Design, Inc. ("Tenant").

WHEREAS, 25 Mall Road Trust ("Original Landlord") and Tenant entered into a lease dated September 15, 1993 (the "Original Lease") for space in the building known as 25 Burlington Mall Road, Burlington, Massachusetts (the "Building");

WHEREAS, Original Landlord and Tenant entered into a First Amendment to Lease dated June 28,1994 and a Second Amendment to Lease dated March 1,1996, amending the Original Lease (as so amended, the "Amended Lease");

WHEREAS, Landlord succeeded to Original Landlords interest under the Lease;

WHEREAS, Landlord and Tenant entered into a Third Amendment to Lease dated December 1,1997, amending the Amended Lease (as so amended, the "Lease");

WHEREAS, Tenant exercised its option to expand the Premises set forth in the Third Amendment to Lease, thereby expanding the Premises into additional space containing approximately 5,818 square feet of rentable floor area on the first
(1st) floor of the Building;

WHEREAS, Landlord and Tenant wish to further expand the Premises and otherwise amend the Lease as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge Landlord and Tenant agree to amend the Lease as follows, effective April 15, 1999:

1. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Lease.

2 . Section 1.1 of the Lease is hereby amended by deleting the data which corresponds to the subject set forth below and replacing it with the data set forth below which follows each such subject:

` RENTABLE ELOOR AREA OF TENANT' S SPACE: 44,770 square feet (r.s.f.) on the fifth (5th) floor of the Building and 14,568 square feet (r.s.f.) on the first
(1st) floor of the Building for a total of 59,338 square feet (r.s.f.), which amount includes 5,123 square feet (r.s.f.) in the Third Expansion Premises (as defined in the Fourth Amendment to Lease) (the "Rentable Floor Area of the Third Expansion Premises)"


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"ANNUAL BASE RENT:

(a) With respect to the Original Premises (as defined in the ThirdAmendment to Lease):
(i)  $13.75 (p.r.s.f.) until November 30, 2001;
(ii) $17.50 (p.r.s.f.) from and after December 1, 2001;

(b) $19.50 (p.r.s.f.) with respect to the Expansion Premises (as defined in the Third Amendment to Lease);

(c) $17.00 (p.r.s.f.) with respect to the Additional Expansion Premises (as defined in the Third Amendment to Lease); and

(d) Effective on the earlier of occupancy of the Third Expansion Premises for business purposes or July 1,1999 (the "Rent Commencement Date"), $25.50 (p.r.s.f.) with respect to the Third Expansion Premises."

"ANNUAL  ESTIMATED  ELECTRICAL  COST TO TENANTS SPACE (INCLUDED IN ANNUAL RENT):
$59,338: $1.00 (P.R.S.F.)"

"ANNUAL RENT:

(a) With respect to the Original Premises:
         (i) until November 30,2001, $750,244.00; .
         (ii) from and after December 1, 2001, $878,126.50;

(b) $407,407.50 with respect to the Expansion Premises;

(c) $151,268.00 with respect to the Additional Expansion Premises; and

(d) Effective on the Rent Commencement Date, $135,759.50 with respect to the Third Expansion Premises."

"ANNUAL RENT:

(a) With respect to the Original Premises:

         (i) until November 30, 2001, $13.75 Annual Base Rent (p.r.s.f.) + $7.25 Annual Estimated Operating Costs (p.r.s.f.) +$l.OO Annual Estimated Electrical Cost to Tenant' s Space (p.r.s.f.) = $22.00 Total Rate (p.r.s.f.) X 34,102 rentable square feet = $750,244.00; and



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         (ii)  from  and  after  December  1,  2001,  $17.50  Annual  Base  Rent
         (p.r.s.f.) + $7.25 Annual Estimated Operating Costs (p.r.s.f.) + $1.00 Annual Estimated Electrical Cost to Tenant' s Space (p.r.s.f.) = $25.75 Total Rate (p.r.s.f.) X 34,102 rentable square feet = $878,126.50;

  (b) With respect to the Expansion Premises, $19.50 Annual Base Rent (p.r.s.f.) + $8.00 Annual Estimated Operating Costs (p.r.s.f.) +$1.00 Annual Estimated Electrical Cost to Tenant' s Space (p.r.s.f.) = $28.50 Total Rate (p.r.s.f.) X 14,295 rentable square feet = $407,407.50;

     (c) With respect to the Additional Expansion Premises, $17.00 Annual Base Rent (p.r.s.f.) + $8.00 Annual Estimated Operating Costs (p.r.s.f.) + $1.00 Annual Estimated Electrical Cost to Tenant' s Space (p.r.s.f.) = $26.00 Total Rate (p.r.s.f.) X 5318 rentable square feet = $151,208.00; and

(d) Effective on the Rent Commencement Date, with respect to the Third Expansion Premises, $25.50 Annual Base Rent (p.r.s.f.) +
         $1.00 Annual Estimated Electrical Cost to Tenant' s Space (p.r.s.f.) = $26.50 Total Rate (p.r.s.f.) ~1' 5,123 rentable square feet = $135,759.50"

3. Section 1.2 of the Lease is hereby amended by inserting "Exhibit A-3 -Plan Showing the Additional Expansion Premises" and "Exhibit A-4 - Plan showing the Third Expansion Premises" after "Exhibit A-2 (revised)
         - Plan Showing the Expansion Premises" and attaching Exhibit A-3 and Exhibit A-4 attached hereto to The Lease after Exhibit A-2.

4. Tenant acknowledges that Tenant has had an opportunity to inspect the Third Expansion Premises shown on Exhibit A-4 attached hereto (the `
         Third Expansion Premises"). The Third Expansion Premises, shall be delivered to Tenant

As Is, Where Is with all faults and without representation, warranty or guaranty of any kind by Landlord to Tenant, except that all Building systems and structures shall be in good working order and conditon

Employing  a  contractor   approved  by  Landlord,   such  approval  not  to  be
unreasonably withheld or delayed, Tenant shall perform the work ("Tenant' s Work") identified in plans and specifications for the Third Expansion Premises (consisting of (i) partition layout plans, (ii) specifications for special HVAC, mechanical and electrical requirements, and (iii) a schedule of finishes) ("Plans") to be prepared by or on behalf of Tenant and to be approved by Landlord, such approval not to be unreasonably withheld or delayed, each party agreeing to act reasonably and in good faith to agree upon the Plans as soon as reasonably practicable. Subject to sound engineering practices and Landlord' s approval of the Plans, Tenant shall be permitted as part of Tenant' s Work to replace the four (4) panels of glass facing the lobby with thermal clear glass in accordance with Exhibit B attached hereto. Tenant shall use reasonable and diligent efforts to maintain the Building standard blinds on such windows in a closed condition. Except as provided below, Tenant shall perform Tenant' s Work at Tenant' s sole cost and expense.


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Landlord shall pay an amount to Tenant not to exceed $51,230 to reimburse Tenant for out-of-pocket costs incurred by Tenant in performing Tenant' s Work. Such amount shall be due and payable by Landlord to Tenant no later than thirty (30) days after the later of (a) notice from Tenant to Landlord after completion of Tenant' s Work enclosing a copy of a Certificate of Occupancy for the Third Expansion Premises and documentation reasonably acceptable to Landlord showing the costs incurred by Tenant in performing Tenant' s Work for which Tenant seeks reimbursement, or (b) the Rent Commencement Date, provided in either case that Tenant is not default of any of its obligations under the Lease.

5. Notwithstanding the provisions of Section 4.2 of the Lease, with respect to the Third Expansion Premises only, "Operating Costs Escalation" as defined in said Section 4.2 shall be determined by substituting the actual Operating Costs incurred by Landlord in calendar year 1999 (the "Third Expansion Premises Base") for the Annual Estimated Operating Costs. In connection therewith, with respect to the Third Expansion Premises only, references to "Annual Estimated
         Operating Costs" shall be deemed to refer to the "Third Expansion Premises Base" with respect to the Third Expansion Premises" and the "Rentable Floor Area of Tenant' s Space" shall be deemed to refer to the "Rentable Floor Area of the Third Expansion Premises".

6. Tenant and Landlord represent and warrant that each has dealt with no broker in connection with this transaction other than Meredith & Grew, Inc. and Spaulding and Slye and Tenant and Landlord agree to defend, indemnify and hold the other harmless from and against any and all costs, expense or liability for any compensation, commissions or charges claimed by a broker agent with which such party has had any dealings other than Meredith & Grew, Inc. and Spaulding and Slye (for which Landlord shall be responsible) with respect to this Fourth Amendment to Lease.

7. It is understood that Landlord is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time ("ERISA") and as a result may be prohibited by law from engaging in certain transactions. Tenant represents and warrants to the best of its knowledge after due inquiry that neither Tenant nor its "affiliates" (as defined in Part V (c) of Prohibited Transaction Exemption 84-14, issued March 12,1984) has, or within the immediately preceding one year has exercised the authority to appoint or terminate CIGNA Investments, Inc. or its affiliates as an asset manager with respect to the assets of any plan identified on Exhibit C attached hereto.

         a. Except as amended hereby, the Lease shall remain unmodified and in full force and effect and is hereby ratified and confirmed.


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EXECUTED as a sealed instrument on the date and year first written above.

LANDLORD:
CONNECTICUT GENERAL LIFE
INSURANCE COMPANY, on behalf of its Separate Account R


By: /s/ CIGNA Investments, Inc.
   ----------------------------
Tenant
OBJECT DESIGN, INC
By:      /s/Lacey Brandt
  ----------------------------
Title:   CFO



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